Exhibit 32.2

CERTIFICATION OF CFO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Trinity Capital Corporation, a New Mexico corporation (the “Company”), for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Daniel R. Bartholomew as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Trinity Capital Corporation and will be retained by Trinity Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ DANIEL R. BARTHOLOMEW
Daniel R. Bartholomew
Chief Financial Officer
April 30, 2004